Exhibit 1.01

Regal Rexnord Corporation
Conflict Minerals Report
For the Reporting Period from
January 1 to December 31, 2022

This Conflict Minerals Report (this “Report”) of Regal Rexnord Corporation (the “Company,” “we,” “Regal Rexnord,” “us,” “our”) has been prepared pursuant to Rule 13p-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Rule”), for the reporting period January 1 to December 31, 2022.

The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products and the conflict minerals specified in the Rule are intentionally added and necessary to the functionality or production of those products. Conflict Minerals are defined in section 13(p) as (A) cassiterite, columbite-tantalite (coltan), gold, wolframite, and their derivatives, which are limited to tin, tantalum and tungsten or (B) any other mineral or its derivatives determined by the Secretary of State to be financing conflict in the Democratic Republic of the Congo (“DRC”) or any adjoining country that shares an internationally recognized border with the DRC. The specified minerals, which we collectively refer to in this Report as the “3TGs,” are gold, tantalum, tin and tungsten, respectively. The “Covered Countries” for the purposes of this Report are the DRC and the adjoining countries. As described in this Report, during the reporting period between January 1, 2022 and December 31, 2022, certain of the Company’s operations manufactured, or contracted to manufacture, products for which the 3TGs are intentionally added and necessary to the functionality or production.

Cautionary Statement

Certain statements made in this Report are forward-looking statements, including statements relating to our compliance efforts and expected actions identified under the “Process Improvement Considerations” section of this Report, intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. This report contains forward-looking statements, within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the Company’s current estimates, expectations and projections about the Company’s future results, performance, prospects and opportunities. Such forward-looking statements may include, among other things, statements about the Company’s future operations, anticipated economic activity, business levels, credit ratings, future earnings, planned activities, anticipated growth, market opportunities, strategies, competition and other expectations and estimates for future periods. Forward-looking statements include statements that are not historical facts and can be identified by forward-looking words such as “anticipate,” “believe,” “confident,” “estimate,” “expect,” “intend,” “plan,” “may,” “will,” “project,” “forecast,” “would,” “could,” “should,” and similar expressions. These forward-looking statements are based upon information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company’s performance, prospects, or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Shareholders, potential investors, and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this Report are made only as of the date of this Report, and the Company undertakes no obligation to update any forward-looking information contained in this Report or with respect to the announcements described herein to reflect subsequent events or circumstances. Additional information regarding the risks, uncertainties, and other factors that could cause the performance, prospects, or opportunities to differ materially from those expressed in, or implied by, the forward-looking statements contained in this Report is included in "Part I - Item 1A - Risk Factors" in our Annual Report on Form 10-K filed with the SEC on February 24, 2023 and from time to time in other filed reports including the Company's Quarterly Reports on Form 10-Q.

Summary

Through our Reasonable Country of Origin Inquiry (“RCOI”) and due diligence efforts, we identified 87 smelters and/or refiners (“SORs”) as either sourcing Conflict Minerals from the Covered Countries or giving us reason to believe they are sourcing Conflict Minerals from the Covered Countries. Out of those 87 smelters, 68 smelters are recognized as conformant with the Responsible Minerals Assurance Process (“RMAP”). The following sections describe in detail our RCOI, our due diligence framework, and the results of our due diligence efforts.

Company Overview

Regal Rexnord is a global leader in the engineering and manufacturing of industrial powertrain solutions, power transmission components, electric motors and electronic controls, air moving products and specialty electrical components and systems, serving markets throughout the world. Through longstanding technology leadership and an intentional focus on producing more energy-efficient products and systems, Regal Rexnord helps create a better tomorrow – for its customers and for the planet. Regal Rexnord is comprised of four operating segments: Industrial Powertrain Solutions, Power Efficiency Solutions, Automation & Motion Control and Industrial Systems.

As previously disclosed, on October 26, 2022, the Company entered into an Agreement and Plan of Merger (the “Altra Merger Agreement”) by and among the Company, Altra Industrial Motion Corp., a Delaware corporation (“Altra”), and Aspen Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”). On March 27, 2023, in accordance with the terms and conditions of the Altra Merger Agreement, Merger Sub merged with (the "Altra Merger") and into Altra, with Altra surviving the Altra Merger as a wholly owned subsidiary of the Company. For purposes of this Report and the applicable reporting period, the disclosures made herein include those of the Altra business.

For purposes of this Report and the entire applicable reporting period, the disclosures made herein include those of the combined Company including the Altra business.
Description of the Company’s Products Covered by this Report

This Report relates to products: (i) for which the 3TGs are intentionally added and necessary to the functionality or production of that product; (ii) that were manufactured, or contracted to be manufactured, by the Company; and (iii) for which the manufacture was completed during calendar year 2022. These products are collectively referred to in this Report as the “Covered Products”. Covered Products are designed and produced be each of the Company's four operating segments and generally include the following:

1.	Industrial Powertrain Solutions: mounted and unmounted bearings, couplings, mechanical power transmission drives and components, gearboxes and gear motors, clutches, brakes, special components products and industrial powertrain components and solutions.
2.	Power Efficiency Solutions: fractional to approximately 5 horsepower AC and DC motors, electronic variable speed controls, fans and blowers, small motors, electronic variable speed controls and air moving solutions
3.	Automation & Motion Control: conveyor products, conveying automation subsystems, aerospace components, rotary precision motion solutions, high-efficiency miniature motors and motion control products, automatic transfer switches, switchgears that enable and control the transition of rotary motion to linear motion.
4.	Industrial Systems: integral motors, alternators, and aftermarket parts and kits to support such products.

Reasonable Country of Origin Inquiry

Our supply chain with respect to the Covered Products is complex, and there are many third parties in the supply chain between us as the manufacturer of the Covered Products and the original sources of 3TGs. In this regard, we do not typically purchase Conflict Minerals directly from mines, smelters or refiners. We must therefore rely on our suppliers to provide information regarding the origin of 3TGs that are included in the Covered Products. Moreover, we believe that the smelters and refiners of the 3TGs are best situated to identify the sources of 3TGs, and therefore have taken steps to identify the applicable smelters and refiners of 3TGs in our supply chain.

To determine whether 3TGs necessary to our products originated in the Covered Countries, we retained a third-party service provider to assist us in reviewing and surveying our supply chain. We believe that we conducted a good faith RCOI to provide a reasonable basis for us to determine whether we source 3TGs from the Covered Countries. This good faith RCOI was designed to determine whether any of the 3TGs originated in the Covered Countries and whether any of the 3TGs may be from recycled or scrap sources. We are utilizing the supplier engagement approach outlined by the Responsible Minerals Initiative (“RMI”), including the utilization of their Conflict Minerals Reporting Template version 6.22 and higher (“CMRT”).

Our RCOI utilizes a risk-based approach, targeting suppliers that, in the aggregate, were responsible for the majority of the Company’s total annual spending on materials, parts and components. As the first step in our RCOI, we determined which of our products would most likely contain the 3TGs. After review, it was decided that substantially all of the products that we manufacture are Covered Products. Using our supply chain data systems, we refined our list of suppliers by filtering out service providers, indirect materials suppliers, and inactive suppliers. We further refined this list to filter out suppliers who, based on our knowledge of our parts, supply us with parts that do not contain any 3TGs. Based on these steps, we identified 1,956 direct suppliers as in-scope for our 2022 RCOI. When key contact information for in-scope suppliers was not available in our systems, we initiated a process to gather that information.

Once supplier contact information was obtained, that information as well as the applicable part information was uploaded into our third-party service provider’s web-based compliance tool. We then conducted the supplier survey portion of the RCOI. Our in-scope suppliers were contacted via our third-party provider’s Software as a Service (“SaaS”) platform that enables its users to complete and track supplier communications, and request that suppliers complete and upload a CMRT directly to the platform for assessment and management for the products they provide to us. Included in the supplier requests was a link to our Conflict Minerals Policy (our “Policy”) to reinforce our commitment to sourcing responsibly and to make clear the responsibility of each of our suppliers to support us to fulfill this commitment.

As indicated in our Policy, we require suppliers to provide their Conflict Minerals information using the CMRT. To provide suppliers flexibility, we allowed them to provide their responses to the CMRT by submitting their completed CMRT via e-mail or by uploading the CMRT directly to our service provider’s software portal.

During our review and analysis of the submitted CMRTs, it was clear that many suppliers erroneously assumed that the country of operation of the smelter as listed in the CMRT was the country of origin of the Conflict Minerals. This led to incorrect and inconsistent responses to many of the questions in the submitted CMRTs.

Supplier communications were tracked and all non-responsive suppliers were contacted a minimum of four times. Our third-party service provider also included automated data validation on all submitted CMRTs. The goal of this step is to increase the accuracy and validity of submission and identify contradictory answers. Any invalid responses were flagged and those suppliers were contacted and encouraged to resubmit a valid form. As of May 16, 2023, 59% of our in scope suppliers submitted a valid CMRT. All final CMRT submissions were then reviewed to identify smelters or refiners in our supply chain, which list of smelters and refiners was then cross-referenced with the RMI data in order to conduct the RCOI. The overall supplier response rate to our RCOI was approximately 79%.

Conflict Minerals Policy

We developed our Policy and initially published it on our website in April 2013. Our Policy is reviewed annually and updated as needed to reflect our commitment to sourcing responsibly and to make clear the responsibility of each of our suppliers to support us to fulfill this commitment. Our Policy can be viewed at https://investors.regalrexnord.com/investors/corporate-governance/integrity-and-compliance/default.aspx. Further, Regal Rexnord supports conflict-free minerals trade in the DRC and Covered Countries and will not avoid sourcing from conflict-free organizations in the region. In addition, Altra maintained its own substantially similar policy related to conflicts minerals for the applicable reporting period.

Design of Due Diligence

Our due diligence measures have been designed to conform, in all material respects, with the framework in the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chain of Minerals from Conflict-Affected and High Risk Areas: Third Edition, including the related supplements on gold, tin, tantalum and tungsten (the “OECD Guidance”). We utilize all five steps of the OECD Guidance for downstream companies.

Establish Strong Company Management Systems

Control Systems

Regal Rexnord is committed to sourcing conflict-free minerals from the DRC and Covered Countries, and as such, we have communicated our Policy to our suppliers and customers. Our Policy was provided to suppliers during our RCOI process. Our Policy is provided to customers requesting Conflict Minerals information. This Policy is publicly available on our website as discussed above.

In addition to our efforts directly related to Conflict Minerals, Regal Rexnord maintains a strong company commitment to conducting business in an ethical manner as detailed in our Code of Business Conduct & Ethics as well as our Global Anti-Corruption Policy, both of which are also available on our website (https://investors.regalrexnord.com/investors/corporate-governance/integrity-and-compliance/default.aspx).

Internal Team

Consistent with the OECD Guidance, we formed an internal team tasked with supporting supply chain due diligence. This team consists of contributors from: Legal, Sourcing, and Environmental, Health, Safety and Sustainability (EHSS). Further support is provided by key subject matter experts within the Company segments. Additional guidance and oversight is provided by the Global Supply Chain Director, the Global Risk and Compliance Leader and the Global Materials Compliance Manager.

Supplier Engagement

We utilized the RMI’s RMAP as a compliance standard for upstream due diligence. We have implemented an RCOI process. As a part of our Standard Terms and Conditions of Purchase, companies selling products to Regal Rexnord are required to implement a policy regarding conflict minerals, to exercise due diligence in investigating the source of these minerals, and to respond in a timely manner to Regal Rexnord’s requests for evidence of their compliance with these requirements. Conflict minerals compliance is also included as a requirement in our Supplier Quality Manual. Conflict minerals compliance process and documentation review are requirements of our Supplier Audit Assessment and Production Part Approval Process.

Grievance Mechanisms

We have an Integrity Alert line through which suppliers, customers, company employees or any interested stakeholder can communicate their thoughts, concerns and grievances regarding Conflict Minerals or, more generally, any of our business practices. A link to our Integrity Alert Line is available here. (https://investors.regalrexnord.com/investors/corporate-governance/integrity-and-compliance/default.aspx)

Maintain Records

All responses from suppliers and source smelters are recorded and stored for a minimum of five years.

Identify and Assess Risk in the Supply Chain

For upstream due diligence, we have adopted the processes and protocols of the RMAP. Risks are identified automatically in our third-party provider’s system based on criteria established for supplier responses in the system. The primary risk that we identified with respect to reporting year 2022 was with respect to the nature of the responses we received. A large number of the responses we received provided data at a company or divisional level rather than at a specific product level.

We do not typically have a direct relationship with 3TG smelters and refiners and do not perform or direct audits of these entities within our supply chain. Our third-party provider compared the facilities listed in the responses to the list of smelters and refiners maintained by the RMI and, if a supplier indicated that the facility was certified as “Conflict-Free,” confirmed that the name was listed by the RMI. As of May 16, 2023, we have identified 342 legitimate smelters or refiners and are working to validate the additional smelter/refiner entries from the submitted CMRTs. Due to the provision of primarily company-level CMRTs, we cannot definitively determine their connection to our products.

We believe that all 3TGs “necessary to the functionality of the products” have been identified, the majority of the suppliers of those 3TGs have been identified, and smelter data has been collected from those that responded to our RCOI. Responses provided by suppliers have undergone a review for accuracy.

Design and Implement a Strategy to Respond to Identified Risks

We have implemented a plan to report Conflict Minerals findings to Robert J. Rehard, Executive Vice President, Chief Financial Officer of the Company (the “CFO”), who is the member of senior management appointed for this role. A process has been adopted to aggregate and update the list of smelters. Furthermore, a process has been adopted to review supplier responses, follow up with delinquent suppliers, and update supplier information. A risk management process has been adopted that manages smelters that cannot provide country of origin information, identifies red-flag smelters, tracks and records compliance information for individual smelters, and communicates these results back to the CFO. We require new suppliers to complete a CMRT as part of becoming an approved supplier to Regal Rexnord.

Carry out an Independent Third Party Audit of Refiner’s Due Diligence Practices

We have utilized the risk management and due diligence processes of the RMAP and the RMAP’s independent third party audit process performed on smelters that source from the Covered Countries. This includes other programs accepted by the RMAP, including the certification processes of the London Bullion Market Association (LBMA), The Responsible Jewellery Council (RJC), and the Tungsten Industry – Conflict Minerals Council (TI-CMC). To be identified as conflict free, we require smelters to be compliant with the requirements of the RMAP if they are sourcing from the Covered Countries.

Report on Supply Chain Due Diligence

In accordance with the OECD Guidance and the Rule, this Report is also available on our website (https://investors.regalrexnord.com/investors/financial-information/sec-filings/default.aspx). Through our participation with the RMI, we encouraged smelters or refiners to participate in the RMI Responsible Minerals Assurance Process. Any smelters or refiners that were reported by our suppliers who were not part of the RMAP were also contacted directly to encourage them to participate in the RMAP.

Due Diligence Results

For all responses that indicated a smelter, our third-party provider compared the facilities listed to the list of smelters maintained by the RMI. If a supplier indicated that the facility was certified as "Conflict-Free," our vendor confirmed that the name was listed by the RMI as a validated conflict-free smelter. As of May 16, 2023, we have identified 342 smelters or refiners that were reported by our suppliers via the CMRT. Annex I lists, to the best of our knowledge, the majority of the smelters and refiners that the suppliers we surveyed reported as being in their supply chains. We have not listed in Annex I any smelters or refiners that we have not been able to validate. Annex II includes an aggregate list of the countries of origin from which the reported facilities collectively source conflict minerals, based on information provided by suppliers and the RMI.

Based on the smelter list provided by suppliers via the CMRTs and publicly available information, we have identified 222 smelters that are deemed RMAP Conformant – this indicates these smelters or refiners are conformant with the RMAP assessment protocols. There are 7 more smelters or refiners that are deemed RMAP Active - smelters and refiners on the Active list have committed to undergo a RMAP audit or are participating in one of the cross-recognized certification programs: LBMA Responsible Gold Certification or Responsible Jewellery Program Chain-of-Custody Certification. There are an additional 25 smelters or refiners that are deemed non-conformant. The remaining 88 smelters listed have not yet been confirmed as Conflict-Free. We have assessed these facilities and determined that most of these are of low risk due to their geographic location.

68 out of 87 smelters either identified as sourcing conflict minerals from Covered Countries or those which Regal Rexnord has reason to believe source conflict minerals from the Covered Countries were compliant with the RMAP assessment.

Risk Mitigation Process

The following details certain processes we have developed and are currently working relative to the suppliers who have indicated that red flag smelters are in their supply chains - and, consequently, Regal Rexnord’s.

•	Since the suppliers provided company or divisional level information during our RCOI rather than part specific information, we will conduct a review of engineering drawings and material specifications and conduct chemical analysis as appropriate to identify which if any of the parts supplied by the suppliers contain gold. If described information is inconclusive, engage with the supplier to confirm the presence of gold in accordance with the requirements of the SEC rules, in the parts being supplied to Regal Rexnord.

•	For parts where gold is confirmed intentionally added and necessary to functionality, request smelter information specific to the gold or tin used in those parts.

•	If the smelters so identified are linked to the gold used in the parts, ensure that suppliers are actively trying to remove these smelters from their supply chains and will communicate with Regal Rexnord the results of their activities.

•	For suppliers failing to actively remove or failing to communicate their progress to remove these smelters from their supply chains, Regal Rexnord will initiate further escalation steps with the supplier up to removing these suppliers from our supply chain.
In order to improve the transparency throughout its supply chain, the Company will routinely (i) monitor these risk mitigation efforts, (ii) report to senior management on the effectiveness of these efforts and (iii) make any adjustments to this strategy as may be necessary from time to time.

Facility and Mine Information

Based on the information provided by our suppliers and our own due diligence efforts, we believe that, to the best of our knowledge, the majority of the smelters that may have been used to process the Conflict Minerals in our products include the smelters listed in Annex 1 below. Information regarding the mines from which minerals processed at these smelters were sourced is not always publicly available and was not disclosed by these smelters. Accordingly, we are not able to identify with certainty all of the countries of origin of the conflict minerals processed at the indicated smelters.

Additional Risk Factors

The statements above are based on the RCOI process and due diligence performed in good faith by Regal Rexnord.  A number of factors could introduce errors or otherwise affect our conclusion.  These factors include, but are not limited to the following:

1.	Gaps in supplier data
2.	Gaps in knowledge of the chemistry of the component parts and materials provided by suppliers
3.	Gaps in smelter data and the source of their conflict minerals
4.	Errors or omissions in survey responses provided by suppliers
5.	Errors or omissions by smelters
6.	Gaps in supplier education and knowledge
7.	Supplier uncertainty regarding country of operation of the smelter and/or refiner versus country of origin of the conflict minerals
8.	Not all instances of conflict minerals necessary to the functionality or production of our Covered Products were identified
9.	Timeliness of data
10.	Public information not discovered during a reasonable search
11.	Errors in public data
12.	Language barriers and translation
13.	Supplier and smelter unfamiliarity with the protocol relating to the Rule
14.	Oversights or errors in conflict free smelter audits
15.	DRC-sourced materials being declared secondary materials
16.	Companies going out of business in 2022
17.	Certification programs not being equally advanced for all industry segments and metals
18.	Smuggling of DRC conflict minerals to countries beyond the Covered Countries

Process Improvement Considerations

We intend to continue taking the following steps to improve our processes surrounding conflict minerals to further mitigate any risk that the necessary conflict minerals in our Covered Products could benefit armed groups in the Covered Countries:

1.	Engage with suppliers and direct them to training resources to attempt to increase the response rate and to improve the quality of the content of suppliers’ conflict minerals information, especially smelter information.
2.	Identify those suppliers who do not have a conflict minerals program and work with the suppliers to set up a program.
3.	Engage with suppliers to encourage them to implement responsible sourcing and to have them encourage smelters and refiners to obtain a “conflict-free” designation from an independent third-party auditor.
4.	For suppliers found to be using smelters sourcing from, or for which we have reason to believe are sourcing from, the Covered Countries and who are not conformant with the requirements of the RMAP, we encourage them to use RMAP compliant smelters.
5.	Expand our knowledge of the chemistry of the component parts and materials contained in our Covered Products by conducting chemical analysis and/or requesting specific chemical information from our suppliers on each component part or material used in the Covered Products to further identify those suppliers providing conflict minerals and their derivatives. To date we have conducted an analysis of over 179,950 component parts.

Annex I

List of Smelters and Refiners Identified in Regal Rexnord Corporation’s Supply Chain

Subject Mineral	Standard Smelter Name	Country
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil
Gold	Aida Chemical Industries Co., Ltd.	Japan
Gold	Agosi AG	Germany
Gold	Argor-Heraeus S.A.	Switzerland
Gold	Asahi Pretec Corp.	Japan
Gold	Aurubis AG	Germany
Gold	CCR Refinery - Glencore Canada Corporation	Canada
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Gold	Boliden AB	Sweden
Gold	Asaka Riken Co., Ltd.	Japan
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold	Caridad	Mexico
Gold	Cendres + Metaux S.A.	Switzerland
Gold	Advanced Chemical Company	United States Of America
Gold	C. Hafner GmbH + Co. KG	Germany
Gold	DSC (Do Sung Corporation)	Korea, Republic Of
Gold	JSC Novosibirsk Refinery	Russian Federation
Gold	Dowa	Japan
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Gold	Heraeus Metals Hong Kong Ltd.	China
Gold	Heraeus Germany GmbH Co. KG	Germany
Gold	Jiangxi Copper Co., Ltd.	China
Gold	LT Metal Ltd.	Korea, Republic Of
Gold	Heimerle + Meule GmbH	Germany
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan
Gold	Yunnan Copper Industry Co., Ltd.	China
Gold	Chugai Mining	Japan
Gold	HwaSeong CJ CO., LTD.	Korea, Republic Of
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China
Gold	Ishifuku Metal Industry Co., Ltd.	Japan
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China
Gold	Matsuda Sangyo Co., Ltd.	Japan
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan
Gold	Refinery of Seemine Gold Co., Ltd.	China
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China
Gold	Hunan Chenzhou Mining Co., Ltd.	China
Gold	Metalor Technologies (Hong Kong) Ltd.	China
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore
Gold	Asahi Refining Canada Ltd.	Canada

Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation
Gold	Kazakhmys Smelting LLC	Kazakhstan
Gold	Kazzinc	Kazakhstan
Gold	Metalor Technologies S.A.	Switzerland
Gold	Kojima Chemicals Co., Ltd.	Japan
Gold	Kyrgyzaltyn JSC	Kyrgyzstan
Gold	L'azurde Company For Jewelry	Saudi Arabia
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China
Gold	Materion	United States Of America
Gold	LS-NIKKO Copper Inc.	Korea, Republic Of
Gold	Metalor USA Refining Corporation	United States Of America
Gold	Mitsubishi Materials Corporation	Japan
Gold	Moscow Special Alloys Processing Plant	Russian Federation
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey
Gold	Nihon Material Co., Ltd.	Japan
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico
Gold	PX Precinox S.A.	Switzerland
Gold	Royal Canadian Mint	Canada
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan
Gold	MKS PAMP SA	Switzerland
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China
Gold	Shandong Gold Smelting Co., Ltd.	China
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia
Gold	Rand Refinery (Pty) Ltd.	South Africa
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium
Gold	Yokohama Metal Co., Ltd.	Japan
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China
Gold	Sumitomo Metal Mining Co., Ltd.	Japan
Gold	Super Dragon Technology Co., Ltd.	Taiwan, Province Of China
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China
Gold	Solar Applied Materials Technology Corp.	Taiwan, Province Of China
Gold	Torecom	Korea, Republic Of
Gold	United Precious Metal Refining, Inc.	United States Of America
Gold	Western Australian Mint (T/a The Perth Mint)	Australia
Gold	Guangdong Jinding Gold Limited	China
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe
Gold	MMTC-PAMP India Pvt., Ltd.	India
Gold	International Precious Metal Refiners	United Arab Emirates
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China
Gold	Morris and Watson	New Zealand
Gold	SAFINA A.S.	Czechia
Gold	T.C.A S.p.A	Italy

Gold	REMONDIS PMR B.V.	Netherlands
Gold	Umicore Precious Metals Thailand	Thailand
Gold	Geib Refining Corporation	United States Of America
Gold	Fujairah Gold FZC	United Arab Emirates
Gold	Abington Reldan Metals, LLC	United States Of America
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland
Gold	Shandong Humon Smelting Co., Ltd.	China
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany
Gold	SungEel HiMetal Co., Ltd.	Korea, Republic Of
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates
Gold	Singway Technology Co., Ltd.	Taiwan, Province Of China
Gold	Emirates Gold DMCC	United Arab Emirates
Gold	Sudan Gold Refinery	Sudan
Gold	SAAMP	France
Gold	Italpreziosi	Italy
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan
Gold	Emerald Jewel Industry India Limited (Unit 4)	India
Gold	Sancus ZFS (L’Orfebre, SA)	Colombia
Gold	Gold by Gold Colombia	Colombia
Gold	AU Traders and Refiners	South Africa
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	India
Gold	Modeltech Sdn Bhd	Malaysia
Gold	Planta Recuperadora de Metales SpA	Chile
Gold	ABC Refinery Pty Ltd.	Australia
Gold	NH Recytech Company	Korea, Republic Of
Gold	Kaloti Precious Metals	United Arab Emirates
Gold	Korea Zinc Co., Ltd.	Korea, Republic Of
Gold	Marsam Metals	Brazil
Gold	TOO Tau-Ken-Altyn	Kazakhstan
Gold	Augmont Enterprises Private Limited	India
Gold	Shenzhen CuiLu Gold Co., Ltd.	China
Gold	L'Orfebre S.A.	Andorra
Gold	8853 S.p.A.	Italy
Gold	Kundan Care Products Ltd.	India
Gold	Pease & Curren	United States Of America
Gold	JALAN & Company	India
Gold	African Gold Refinery	Uganda
Gold	Gold Coast Refinery	Ghana
Gold	Dijllah Gold Refinery FZC	United Arab Emirates
Gold	CGR Metalloys Pvt Ltd.	India
Gold	Sovereign Metals	India
Gold	Chimet S.p.A.	Italy
Gold	Daye Non-Ferrous Metals Mining Ltd.	China
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China
Gold	Istanbul Gold Refinery	Turkey
Gold	Japan Mint	Japan

Gold	Emerald Jewel Industry India Limited (Unit 1)	India
Gold	K.A. Rasmussen	Norway
Gold	MD Overseas	India
Gold	WEEEREFINING	France
Gold	Dongwu Gold Group	China
Gold	Asahi Refining USA Inc.	United States Of America
Gold	JSC Uralelectromed	Russian Federation
Gold	Kennecott Utah Copper LLC	United States Of America
Gold	Lingbao Gold Co., Ltd.	China
Gold	Metalor Technologies (Suzhou) Ltd.	China
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan
Gold	Penglai Penggang Gold Industry Co., Ltd.	China
Gold	Sabin Metal Corp.	United States Of America
Gold	Samduck Precious Metals	Korea, Republic Of
Gold	Samwon Metals Corp.	Korea, Republic Of
Gold	SEMPSA Joyeria Plateria S.A.	Spain
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation
Gold	Tokuriki Honten Co., Ltd.	Japan
Gold	Valcambi S.A.	Switzerland
Gold	Yamakin Co., Ltd.	Japan
Gold	Industrial Refining Company	Belgium
Gold	Shirpur Gold Refinery Ltd.	India
Gold	Albino Mountinho Lda.	Portugal
Gold	WIELAND Edelmetalle GmbH	Germany
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria
Gold	Sai Refinery	India
Gold	Bangalore Refinery	India
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation
Gold	Safimet S.p.A	Italy
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania
Gold	QG Refining, LLC	United States Of America
Gold	C.I Metales Procesados Industriales SAS	Colombia
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan
Gold	Emerald Jewel Industry India Limited (Unit 2)	India
Gold	Emerald Jewel Industry India Limited (Unit 3)	India
Gold	Alexy Metals	United States Of America
Gold	Sellem Industries Ltd.	Mauritania
Gold	Metallix Refining Inc.	United States Of America
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	China
Tantalum	F&X Electro-Materials Ltd.	China
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
Tantalum	AMG Brasil	Brazil
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan
Tantalum	Mineracao Taboca S.A.	Brazil

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation
Tantalum	Telex Metals	United States Of America
Tantalum	QuantumClean	United States Of America
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan
Tantalum	D Block Metals, LLC	United States Of America
Tantalum	Taki Chemical Co., Ltd.	Japan
Tantalum	KEMET de Mexico	Mexico
Tantalum	Materion Newton Inc.	United States Of America
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany
Tantalum	Global Advanced Metals Boyertown	United States Of America
Tantalum	FIR Metals & Resource Ltd.	China
Tantalum	TANIOBIS Co., Ltd.	Thailand
Tantalum	TANIOBIS GmbH	Germany
Tantalum	Global Advanced Metals Aizu	Japan
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China
Tantalum	TANIOBIS Japan Co., Ltd.	Japan
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	China
Tantalum	Resind Industria e Comercio Ltda.	Brazil
Tantalum	Jiujiang Tanbre Co., Ltd.	China
Tantalum	Metallurgical Products India Pvt., Ltd.	India
Tantalum	NPM Silmet AS	Estonia
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China
Tantalum	Jiangxi Tuohong New Raw Material	China
Tantalum	5D Production OU	Estonia
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China
Tin	PT Aries Kencana Sejahtera	Indonesia
Tin	PT Premium Tin Indonesia	Indonesia
Tin	Dowa	Japan
Tin	EM Vinto	Bolivia (Plurinational State Of)
Tin	Fenix Metals	Poland
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China
Tin	Alpha	United States Of America
Tin	China Tin Group Co., Ltd.	China
Tin	Mineracao Taboca S.A.	Brazil
Tin	Gejiu Kai Meng Industry and Trade LLC	China
Tin	Metallic Resources, Inc.	United States Of America
Tin	Jiangxi New Nanshan Technology Ltd.	China
Tin	Novosibirsk Tin Combine	Russian Federation
Tin	Minsur	Peru
Tin	Operaciones Metalurgicas S.A.	Bolivia (Plurinational State Of)
Tin	PT Bangka Tin Industry	Indonesia
Tin	PT Mitra Stania Prima	Indonesia
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand

Tin	PT Artha Cipta Langgeng	Indonesia
Tin	PT Babel Inti Perkasa	Indonesia
Tin	PT Belitung Industri Sejahtera	Indonesia
Tin	PT Bukit Timah	Indonesia
Tin	PT Babel Surya Alam Lestari	Indonesia
Tin	PT Stanindo Inti Perkasa	Indonesia
Tin	PT Timah Tbk Kundur	Indonesia
Tin	PT Tinindo Inter Nusa	Indonesia
Tin	PT Timah Nusantara	Indonesia
Tin	PT Tommy Utama	Indonesia
Tin	VQB Mineral and Trading Group JSC	Viet Nam
Tin	Rui Da Hung	Taiwan, Province Of China
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil
Tin	PT Tirus Putra Mandiri	Indonesia
Tin	Melt Metais e Ligas S.A.	Brazil
Tin	PT ATD Makmur Mandiri Jaya	Indonesia
Tin	CV Ayi Jaya	Indonesia
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam
Tin	CV Venus Inti Perkasa	Indonesia
Tin	PT Cipta Persada Mulia	Indonesia
Tin	Super Ligas	Brazil
Tin	Aurubis Berango	Spain
Tin	O.M. Manufacturing Philippines, Inc.	Philippines
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China
Tin	Pongpipat Company Limited	Myanmar
Tin	PT Rajehan Ariq	Indonesia
Tin	Resind Industria e Comercio Ltda.	Brazil
Tin	CRM Synergies	Spain
Tin	Aurubis Beerse	Belgium
Tin	PT Sukses Inti Makmur	Indonesia
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam
Tin	PT Bangka Serumpun	Indonesia
Tin	PT Rajawali Rimba Perkasa	Indonesia
Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam
Tin	PT Menara Cipta Mulia	Indonesia
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil
Tin	Modeltech Sdn Bhd	Malaysia
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China
Tin	Estanho de Rondonia S.A.	Brazil
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China
Tin	Malaysia Smelting Corporation (MSC)	Malaysia

Tin	Mitsubishi Materials Corporation	Japan
Tin	PT Panca Mega Persada	Indonesia
Tin	PT Prima Timah Utama	Indonesia
Tin	PT Refined Bangka Tin	Indonesia
Tin	PT Sariwiguna Binasentosa	Indonesia
Tin	PT Timah Tbk Mentok	Indonesia
Tin	Thaisarco	Thailand
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	China
Tin	PT Bangka Prima Tin	Indonesia
Tin	Tin Technology & Refining	United States Of America
Tin	Luna Smelter, Ltd.	Rwanda
Tin	Precious Minerals and Smelting Limited	India
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China
Tin	PT Mitra Sukses Globalindo	Indonesia
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil
Tin	DS Myanmar	Myanmar
Tin	PT Putera Sarana Shakti (PT PSS)	Indonesia
Tungsten	A.L.M.T. Corp.	Japan
Tungsten	Kennametal Huntsville	United States Of America
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China
Tungsten	Japan New Metals Co., Ltd.	Japan
Tungsten	Global Tungsten & Powders LLC	United States Of America
Tungsten	Hunan Jintai New Material Co., Ltd.	China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China
Tungsten	Kennametal Fallon	United States Of America
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	China
Tungsten	Xiamen Tungsten Co., Ltd.	China
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China
Tungsten	Wolfram Bergbau und Hutten AG	Austria
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines
Tungsten	ACL Metais Eireli	Brazil
Tungsten	Moliren Ltd.	Russian Federation
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China
Tungsten	Masan High-Tech Materials	Viet Nam
Tungsten	Niagara Refining LLC	United States Of America
Tungsten	China Molybdenum Tungsten Co., Ltd.	China
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	Russian Federation

Tungsten	NPP Tyazhmetprom LLC	Russian Federation
Tungsten	HANNAE FOR T Co., Ltd.	Korea, Republic Of
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	China
Tungsten	Hydrometallurg, JSC	Russian Federation
Tungsten	Lianyou Metals Co., Ltd.	Taiwan, Province Of China
Tungsten	Hubei Green Tungsten Co., Ltd.	China
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil
Tungsten	OOO “Technolom” 1	Russian Federation
Tungsten	LLC Vostok	Russian Federation
Tungsten	Tungsten Vietnam Joint Stock Company	Viet Nam
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China
Tungsten	Cronimet Brasil Ltda	Brazil
Tungsten	Artek LLC	Russian Federation
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	China
Tungsten	OOO “Technolom” 2	Russian Federation
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam
Tungsten	H.C. Starck Tungsten GmbH	Germany
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany
Tungsten	Unecha Refractory metals plant	Russian Federation
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	China

Annex II

List of Countries of Origin for Subject Minerals

Afghanistan, Ãland Islands, Albania, American Samoa, Andorra, Angola, Argentina, Armenia, Aruba, Australia, Austria, Azerbaijan, Bahamas, Barbados, Belarus, Belgium, Benin, Bermuda, Bolivia (Plurinational State of),Brazil, Bulgaria, Burkina Faso, Burundi, Cambodia, Canada, Central African Republic, Chile, China, Colombia, Congo, Czechia, Democratic Republic of Congo, Djibouti, Dominica, Dominican Republic, Ecuador, Egypt, Eritrea, Estonia, Ethiopia, Finland, France, Georgia, Germany, Ghana, Guam, Guatemala, Guinea, Guyana, Honduras, Hong Kong, Hungary, India, Indonesia, Ireland, Israel, Italy, Japan, Jersey, Kazakhstan, Kenya, Korea, Kyrgyzstan, Liberia, Liechtenstein, Lithuania, Luxembourg, Madagascar, Malaysia, Mali, Mauritania, Mexico, Mongolia, Morocco, Mozambique, Myanmar, Namibia, Netherlands, New Zealand, Nicaragua, Niger, Nigeria, Norway, Panama, Papua New Guinea, Peru, Philippines, Poland, Portugal, Russian Federation, Rwanda, Samoa, Saudi Arabia, Senegal, Sierra Leone, Singapore, Slovakia, Slovenia, South Africa, South Sudan, Spain, Sudan, Suriname, Sweden, Switzerland, Taiwan, Tajikistan, Tanzania, Thailand, Turkey, Uganda, United Arab Emirates, United Kingdom, United States, Uzbekistan, Vietnam, Zambia, Zimbabwe

This list of potential countries of origin is populated based on publicly available information, our RCOI and due diligence. It is important to note that this is also based on company level responses and therefore, it is not certain which of these countries of origin can be linked to our products.

* Information from supplier declarations identified smelters located in the Russian Federation and Uganda as a potential source of metals used by the Company’s third-party suppliers. These smelters lost their certifications during the reporting year. As they may have been part of the Company’s supply chain prior to change in status, they are still listed. The Company does not knowingly source directly or indirectly from sanctioned countries or parties. The inclusion of a country on the list of smelters is not a final indicator that the Company utilized materials sourced from this country.